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                                   FORM 8-A/A

                                 AMENDMENT NO. 3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  GENESCO INC.
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             (Exact Name of Registrant as Specified in Its Charter)

              Tennessee                                         62-0211340
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

1415 Murfreesboro Road, Nashville, Tennessee                   37217-2895
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  (Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. (x)


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ( )

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of Each Exchange on Which
  Title of Each Class to be Registered           Each Class is to be Registered
  ------------------------------------           ------------------------------

Rights to Purchase Series 6 Subordinated             New York Stock Exchange
Serial Preferred Stock

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of class)


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         The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A filed on August 15, 1990 and amended on March 25, 1998 and November 19, 1998 as follows:

Item 1. Description of Registrant's Securities to be Registered

Item 1 is hereby amended by adding the following paragraphs:

         Effective August 28, 2000, Genesco Inc. (the "Company") amended and restated (the "Amended and Restated Rights Agreement") the Rights Agreement dated as of August 8, 1990, as amended on August 8, 1990, March 10, 1998 and November 9, 1998 (the "Original Agreement"), between the Company and First Chicago Trust Company of New York as Rights Agent. The following paragraphs summarize the principal amendments to the Original Agreement effectuated through this amendment and restatement. Capitalized terms used without definition below have the meaning assigned to them in the Amended and Restated Rights Agreement.

         1. Extension of Term. The Amended and Restated Rights Agreement extends the Final Expiration Date from September 5, 1990 to August 28, 2010.

         2. Purchase Price. The Amended and Restated Rights Agreement increases the Purchase Price of a Right from $20.00 to $90.00 per one one-hundredth of a Preferred Share.

         3. Definition of "Acquiring Person". The Amended and Restated Rights Agreement increases the level of ownership at which a person becomes an "Acquiring Person" and thereby triggers the protections afforded by the Amended and Restated Rights Agreement from 10% of the Company's common stock to 15% (except in those instances where the Company's board of directors determines that the acquisition by a person of 10% of the Company's then outstanding common stock would cause or be likely to cause a material adverse impact on the business or prospects of the Company or be reasonably likely to cause the Company to repurchase the common stock owned by such person or to pressure the Company to enter into a transaction that would provide such person with short-term financial gain while being against the long-term best interests of the Company).

         4. Definition of "Trading Day". The Amended and Restated Rights Agreement modifies the definition of "Trading Day" and the manner in which the "current market price" of a share of Company stock is determined by limiting the definition of "Trading Day" to the regular trading hours on a business day on which the exchange is open for the transaction of business and reducing the measurement period from 30 Trading Days to 10 Trading Days.

         5. "Flip-Over" Modifications. The Amended and Restated Rights Agreement adds a definition of "Principal Party" for purposes of making a determination of what entity from which the Company's shareholders will have the right to buy securities in the event the Company consolidates or merges with or into another company or the Company sells more than 50% of its assets or earning power.


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         The foregoing description of the Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

Item 2. Exhibits

         1. Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent, including the Form of Certificate of Designations of Genesco Inc. (Exhibit A), Form of Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Shares (Exhibit C) (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

         2. First Amendment to Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

         3. Amendment No. 2 to Rights Agreement, dated March 10, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A/A filed March 25, 1998).

         4. Amendment No. 3 to Rights Agreement, dated as of November 9, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Current Report on Form 8-K dated November 19, 1998).

         5. Amended and Restated Rights Agreement, dated August 28, 2000 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent including the Form of Certificate of Designations of Genesco Inc. (Exhibit A), Form of Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Shares (Exhibit C) (incorporated by reference to
                  Exhibit 4 to Genesco Inc.'s Current Report on Form 8-K filed August 30, 2000).


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                                    SIGNATURE

        Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    GENESCO INC.



                                    By: /s/ Roger G. Sisson
                                        ----------------------------------------
                                        Name: Roger G. Sisson
                                        Title: Secretary and General Counsel

Dated: August 30, 2000


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                                  EXHIBIT INDEX

         1. Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent, including the Form of Certificate of Designations of Genesco Inc. (Exhibit A), Form of Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Shares (Exhibit C) (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

         2. First Amendment to Rights Agreement, dated August 8, 1990, between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A filed August 15, 1990).

         3. Amendment No. 2 to Rights Agreement, dated March 10, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Registration Statement on Form 8-A/A filed March 25, 1998).

         4. Amendment No. 3 to Rights Agreement, dated as of November 9, 1998 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Current Report on Form 8-K dated November 19, 1998).

         5. Amended and Restated Rights Agreement, dated August 28, 2000 between Genesco Inc. and First Chicago Trust Company of New York, as Rights Agent including the Form of Certificate of Designations of Genesco Inc. (Exhibit A), Form of Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred Shares (Exhibit C) (incorporated by reference to
                  Exhibit 4 to Genesco Inc.'s Current Report on Form 8-K filed August 30, 2000).